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Exhibit 99.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-Q for the period ending June 30, 2002 and filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Donald E. Steen, Chairman of the Board and Chief Executive Officer of United Surgical Partners International, Inc. (the "Company"), hereby certify that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  /s/ Donald E. Steen
  Donald E. Steen
  Chairman of the Board and
  Chief Executive Officer
  August 12, 2002

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CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF UNITED SURGICAL PARTNERS INTERNATIONAL, INC. PURSUANT TO 18 U.S.C. § 1350